UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2006

aQuantive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-29361	91-1819567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

821 Second Avenue, 18th Floor, Seattle, Washington		98104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-816-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2006, aQuantive, Inc. (the "Company") was advised by Peter Neupert that he does not wish to stand for re-election as a director of the Company at the 2007 annual meeting of the Company's shareholders. Mr. Neupert informed the Company that his decision to not stand for re-election was for personal reasons and was not because of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 8.01 Other Events.

In November 2006, Brian McAndrews, the Chief Executive Officer and a member of the Board of Directors of the Company, adopted a stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company's insider trading policy. The sales plan, under which sales may commence in January 2007 and which terminates in December 2007, provides for the sale of up to a maximum of 300,000 shares of common stock. The shares that may be sold under the plan are a combination of shares that Mr. McAndrews owns and shares that he plans to acquire upon exercise of outstanding employee stock options. Sales executed under this plan will be reported on Forms 4 as required under Section 16 of the Exchange Act.

Mr. McAndrews entered into the sales plan in order to diversify his investment portfolio. Rule 10b5-1 permits the implementation of a written prearranged plan entered into at a time when the insider is not aware of any material nonpublic information and allows the insider to trade on a regularly scheduled basis as specified in the plan regardless of any material nonpublic information thereafter received by the insider. These plans generally allow corporate insiders to gradually diversify holdings of stock while minimizing any market effects of such trades by spreading them out over a period of time. The shares subject to this sales plan constitute approximately 10% of the shares, including shares subject to issuance upon exercise of options, currently held by Mr. McAndrews.

Except as required by law, the Company does not by filing this report undertake to report modifications to or a termination of this trading plan, nor the establishment of future trading plans by this officer or other officers or directors of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

aQuantive, Inc.

December 18, 2006	By:	Linda Schoemaker

Name: Linda Schoemaker
Title: Senior VP and General Counsel